                                                      Exhibit C

                 NEES GLOBAL TRANSMISSION, INC.
                    Statement of Cash Flows
         For the Twelve Months Ended September 30, 1997
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:

 Net loss                                                       $(4,563)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                            (82)
   (Increase)/decrease in tax benefit receivable                    454
   (Increase)/decrease in accounts receivable                      (123)
   Increase/(decrease) in accounts payable                          170
   Increase/(decrease) in accrued taxes                             234
   (Increase)/decrease in deferred charges
      and other assets                                                0
                                                                -------
Net cash used in operating activities                           $(3,910)
                                                                =======

Investing Activities:

 Investment in Underwater Divers Unlimited, Inc.                $(1,000)
 Investment in Nexus, Inc.                                       (1,400)
 Investment in HydroServ Group, LLC                                 (52)
                                                                -------
Net cash used in investing activities                           $(2,452)
                                                                =======
Financing Activities:

 Subordinated notes payable to parent-issues                    $ 6,000
                                                                -------
Net cash provided by financing activities                       $ 6,000
                                                                =======
Net increase/(decrease) in cash and cash
 equivalents                                                    $  (362)
Cash and cash equivalents at beginning of period                    488
                                                                -------
Cash and cash equivalents at end of period                      $   126
                                                                =======